                 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
                ----------------------------------------------

     This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made as of the 18th day of July, 2000 by and between SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership and SAUL SUBSIDIARY II LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter collectively called "Borrower"), each having its principal place of business at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Agent") as agent for itself and for the other financial institutions (collectively, the "Lenders") which may in the future become parties to that certain Amended and Restated Intercreditor Agreement of even date herewith (the "Intercreditor Agreement"), with its head office at U.S. Bank Place, 601 Second Avenue South, MPFP 0509, Minneapolis, Minnesota 55402-4302.

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Borrower and the Agent are parties to that certain Revolving Credit Agreement dated as of October 1, 1997 (the "Credit Agreement"; capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement) pursuant to which U.S. Bank National Association ("US Bank"), BHF - Bank Aktiengesellschaft ("BHF") and Star Bank, N.A., predecessor in interest to Firstar Bank, N.A ("Firstar") have made a revolving line of credit loan available to Borrower in the maximum principal amount of Sixty Million and 00/100ths Dollars ($60,000,000.00) (the "Loan");

     WHEREAS, concurrently herewith BHF shall be repaid in full and shall no longer be a "Lender" under the Loan and Wells Fargo Bank, National Association ("Wells Fargo"; collectively with US Bank, Firstar and their respective successors and permitted assigns, the "Lenders") shall be substituted for BHF as a "Lender" under the Loan;

     WHEREAS, the Borrower has requested and the Lenders have agreed, among other things, to increase the principal amount of the Loan to Seventy Million and 00/100ths Dollars ($70,000,000.00) and to modify the terms and conditions thereof in certain other respects, all as more particularly set forth herein;

     NOW THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Incorporation of Recitals; Defined Terms.  The foregoing recitals are
     ----------------------------------------
incorporated into this Amendment by this reference as if fully set forth herein. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

2.   Amendments to Credit Agreement.
     ------------------------------

     The Credit Agreement is hereby amended as follows:

     (a) Amendments to Definitions in the Credit Agreement.  Each of the
         -------------------------------------------------
following definitions currently contained in the Credit Agreement is deleted in its entirety, and the following is inserted in lieu thereof:


          Applicable Margin:  With respect to:
          -----------------

          (a) Reference Rate Advances - 0.00%.

          (b) Eurodollar Rate Advances - shall vary as follows:

              (i) 1.625%, effective upon Agent's determination in its sole discretion, on the first day of each fiscal quarter for purposes of determining the Applicable Margin for such quarter, that the Leverage Ratio is not greater than fifty percent (50%) and the Adjusted EBITDA/Debt Service Coverage Ratio is not less than 1.80 and continuing thereafter for so long as such tests are satisfied, as determined by Agent; and

              (ii) 1.750%, effective upon Agent's determination, in its sole discretion, on the first day of each fiscal quarter for purposes of determining the Applicable Margin for such quarter, that the Leverage Ratio is not greater than fifty-five percent (55%) and the Adjusted EBITDA/Debt Service Coverage Ratio is not less than 1.70 and continuing thereafter for so long as such tests are satisfied, as determined by Agent; and

              (iii) 1.875% at all other times (subject to the provisions of Section 1.2(C) of this Agreement).

          Approved Asset:  An Unencumbered Asset which has been approved by
          --------------
     Lenders pursuant to Section 2.B.2 and, which, with respect to Unencumbered Assets submitted for approval by the Lenders from and after July 18, 2000, must be owned in fee simple by Borrower.

          Capitalization Value:  For any period of determination, an amount as
          --------------------
     determined by Agent in its sole discretion, equal to the sum of (a) the aggregate Adjusted EBITDA for the previous four calendar quarters, divided by nine and one-half percent (9.5%) (provided that, with respect to Real Estate Assets which Borrower has owned for more than three (3) months but less than one (1) year, as of the Calculation Date, Adjusted EBITDA shall be annualized based upon the period of time Borrower has owned them); (b) 100% of the value of Unrestricted Cash and Cash Equivalents; (c) with respect to Real Estate Assets Under Development, including those projects which have been operating for less than one year, the greater of (x) 100% of the aggregate costs incurred and paid to the Calculation Date by the Borrower or (y) Adjusted EBITDA (provided that, with respect to Real Estate Assets which have been in operation for less than one (1) year, as of the Calculation Date, Adjusted EBITDA shall be annualized based upon the most recent three-month period) divided by nine and one-half percent (9.5%); (d) 50% of the Acquisition Costs with respect to Real Estate Assets which, as of the date of calculation, Borrower has owned for less than three (3) months and (e) contractual purchase price of any property subject to a purchase obligation, repurchase obligation or forward commitment, which obligation at such time could be specifically enforced by the seller, but only to the extent such obligations are included in the definition of Total Adjusted Outstanding Indebtedness or Total Adjusted Committed Indebtedness, as appropriate.

          EBITDA:  For any period of determination, an amount equal to
          ------
     Borrower's earnings and Borrower's pro rata share of earnings of Borrower's unconsolidated subsidiaries, the unconsolidated subsidiaries of the general partners of Borrower, and joint ventures in which Borrower and/or Borrower's general partners is a party, and before interest, taxes, depreciation and amortization, all as calculated in accordance with GAAP, as determined by Agent.

          Guaranty:  The Guaranty dated as of October 1, 1997, as amended
          --------
     pursuant to that certain First Amendment to Guaranty dated as of July 18, 2000 executed and delivered by Guarantor to Agent on behalf of the Lenders to guaranty the Loan, as the same may be amended, modified or replaced from time to time.

          Maturity Date:  July 17, 2003 unless extended pursuant to the terms of
          -------------
     Section 1.14.

          Minimum Lease Up Requirement:  Any Real Estate Asset that on any date
          ----------------------------
     of determination has been improved with a building or buildings which have an aggregate average occupancy of all building(s) in such Real Estate Asset of not less than 50% for the fiscal quarter most recently ended, other than Cross Town Business Center in Tulsa, Oklahoma and except as otherwise approved by Agent. For purposes of this definition, a tenant shall be deemed to be in "occupancy" if such tenant or its subtenant(s) is in possession of the leased premises and such tenant is paying stipulated rent, if any; provided, however, when determining whether the Minimum Lease Up Requirement has been satisfied pursuant to Section 2.B.2 hereof, a tenant shall be deemed to be in occupancy if, within six (6) months prior to the date of determination, such tenant entered into a lease for space in the Real Estate Asset which such tenant previously did not occupy and there exists no default under such lease and no material contingencies to such tenant's occupancy under the lease other than completion of tenant improvement work.

          Note:  The Unsecured Revolving Promissory Notes dated July __, 2000
          ----
     executed and delivered by Borrower to Lenders in the maximum principal amount of Seventy Million and 00/100ths Dollars

     ($70,000,000.00), to evidence the Loan, as the same may be amended, modified or replaced from time to time.

          Permanent Loan Estimate: For any period of determination, a
          -----------------------
     determination by Agent of a hypothetical principal amount of indebtedness which Borrower could incur assuming (i) payments of annual debt service equal to Unencumbered Adjusted EBITDA measured with respect to the Approved Assets only divided by 1.50, (ii) an interest rate equal to two and one-quarter percent (2.25%) in excess of the then-current annual yield on ten-year United States Treasury obligations issued most recently prior to such date and (iii) a twenty five (25) year principal amortization schedule.

          Revolving Commitment Amount:  Seventy Million and No/100ths Dollars
          ---------------------------
     ($70,000,000.00).

          Total Adjusted Outstanding Indebtedness:  As of any date of
          ---------------------------------------
     determination, the sum as determined by Agent of all obligations, contingent and otherwise of the Borrower and Borrower's pro rata share of all obligations of Borrower's unconsolidated subsidiaries, the unconsolidated subsidiaries of the general partners of Borrower, and joint ventures in which Borrower and/or Borrower's general partners is a party, whether secured or unsecured, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (excluding trade payables and other operating expenses paid by Borrower within sixty days); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees for borrowed money, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness or obligations of others, including any obligation to supply funds (including partnership obligations and capital requirements) to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; (d) preferred stock outstanding or a similar type of investment; and (e) all liability under forward equity arrangements and Forward Purchase Contracts which at such time could be specifically enforced by the Seller thereunder.

     (b) Additional Definitions.  The following additional definitions are
         ----------------------
hereby inserted where appropriate in the "Definitions" Section of the Credit
Agreement:

          Arrangement Fee.  The arrangement fee referred to in the Fee Letter.
          ---------------

          Commitment Fee.  The commitment fee referred to in the Fee Letter.
          --------------

          Fee Letter.  The fee letter dated as of July 18, 2000, between the
          ----------
     Borrower and U.S. Bank, as Agent.

          Forward Purchase Contract. A purchase agreement entered into by the
          -------------------------
     Borrower for the fee or leasehold purchase of a retail, office or industrial real estate property to be constructed.

          Subsidiary: For any entity, any corporation, partnership or other
          ----------
     entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) which is at the time directly or indirectly owned or controlled by such entity or one or more subsidiaries of such entity or by such entity and one or more subsidiaries of such entity.

          Total Adjusted Committed Indebtedness: As of any date of
          -------------------------------------
     determination, the sum as determined by Agent of all committed obligations, contingent and otherwise of the Borrower and Borrower's pro rata share of all committed obligations of Borrower's unconsolidated subsidiaries, the unconsolidated subsidiaries of the general partners of Borrower, and joint ventures in which Borrower and/or Borrower's general partners is a party, whether secured or unsecured, that in accordance with GAAP, if fully funded, would be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) the committed amount of all debt and similar monetary obligations, whether direct or indirect (excluding trade payables and other operating expenses paid by Borrower within sixty days); (b) the committed amount of all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) the maximum liability which Borrower could incur under all guarantees for borrowed money, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness or obligations of others, including any obligation to supply funds (including partnership obligations and capital requirements) to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; (d) preferred stock outstanding or a similar type of investment; and (e) all liability under forward equity arrangements and Forward Purchase Contracts which at such time could be specifically enforced by the seller thereunder.

     (c) Permitted Uses.  The first paragraph of Section 1.1 is deleted in its
         --------------
entirety and the following is inserted in lieu thereof:

          Upon the terms and subject to the conditions set forth in this Agreement, each Lender severally agrees to lend to Borrower, through the Agent, an amount up to such Lender's Commitment Percentage of Advances on a revolving basis, at any time and from time to time, in accordance with the terms hereof, from the Closing Date to the Termination Date, during which period Borrower may borrow, repay and reborrow in accordance with the terms hereof, for the purpose of funding pre-development, development, acquisitions, renovations/expansions and short-term working capital (including dividend payments from Saul Centers, Inc. and distributions from the Borrower not to exceed $10 million in the aggregate at any one time), principal amortization requirements and letters of credit issued for the account of Borrower (up to $2.5 million per development project and not to exceed $10 million in the aggregate at any one time); provided, however, that (A) at no time shall any Lender be obligated to lend to Borrower more than its Commitment Percentage of the total amount of proceeds of the Loan which Borrower has then qualified to receive hereunder, and (B) the amount of the Total Revolving Outstandings shall never exceed the lesser of (x) the Revolving Commitment Amount and (y) the Loan Availability. In no event shall Borrower use Loan proceeds in connection with the acquisition of unentitled land (i.e., land with none of the following: (i) existing or approved infrastructure, (ii) access or entitlement to utilities or (iii) plan for development), mortgages or public or private securities (other than the purchase of shares in Saul Centers, Inc. with a value of $5 million in the aggregate at any one time).

     (d) Number of Eurodollar Rate Fixings.  The following sentence is added at
         ---------------------------------
the end of Section 1.3 of the Credit Agreement: "Notwithstanding anything to the contrary contained herein, Borrower may not elect to have more than five (5) Eurodollar Rate Advances outstanding at any one time."

     (e) Change in Non-Usage Fee.  The following paragraph is inserted at the
         -----------------------
end of Section 1.6 of the Credit Agreement:

          Notwithstanding the foregoing, from and after July 18, 2000, the non-usage fee shall be reduced to 0.25% per annum of the unadvanced Revolving Commitment Amount (after deducting the undrawn amount of any Letters of Credit outstanding hereunder); provided, however such percentage shall be further reduced to 0.20% per annum if as of the last day of the previous quarter the Leverage Ratio is not greater than fifty-five percent (55%) and the Adjusted EBITDA/Debt Service Coverage Ratio is not less than 1.70.

     (f)  Change in Extension Fee.  Section 1.14(A) of the Credit Agreement is
          -----------------------
deleted in its entirety and the following is inserted in lieu thereof:

          A. Payment by Borrower on or before the first day of the Extension Period of an extension fee in Immediately Available Funds, as more particularly set forth in the Fee Letter;

     (g)  Change in Maturity Date.   The last paragraph of Section 1.14 is
          -----------------------
deleted in its entirety and the following is inserted in lieu thereof:

          Notwithstanding Borrower's right to extend the Maturity Date as set forth above, Borrower hereby agrees that Lenders shall have no commitment or obligation to extend the Maturity Date beyond July 17, 2003 unless each of the foregoing conditions shall have been satisfied.

     (h)  Limitation on Letters of Credit Issued in Connection with Development
          ---------------------------------------------------------------------
Projects.  The following sentence is inserted at the end of Section 2.A.1 of the
--------
Credit Agreement: "and (d) the Maximum Drawing Amount with respect to all Letters of Credit issued with respect to a particular development project shall not exceed $2.5 million."

     (i)  Change in Determination of Loan Availability.
          --------------------------------------------

          (I) Section 2.B.3(A) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

               A. Unencumbered Adjusted EBITDA for the previous four (4) quarters attributable to the Approved Assets (x) multiplied by sixty percent (60%) and (y) divided by nine and one half percent (9.5%).

          (II) The paragraph beginning "provided, however" in Section 2.B.3 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

               provided, however, Loan Availability shall be reduced on a dollar for dollar basis by (x) the face amount of any Letters of Credit issued by Agent and outstanding hereunder, (y) the amount of any Imposition, Lien or Encumbrance arising with respect to any Approved Asset until same is paid in full, discharged or bonded over to the satisfaction of the Lenders, and
     (z) any other unsecured indebtedness of Borrower or Guarantor.

     (j)  Additional Restrictions on Guarantor.  The second to last sentence of
          ------------------------------------
Section 5.6 is hereby deleted in its entirety, and the following is inserted in lieu thereof:

     Borrower shall cause Guarantor at all times to (x) maintain its existence as a qualified real estate investment trust (a "REIT") within the meaning of the Internal Revenue Code and not to take any action which could lead to its disqualification as a REIT, (y) except with the prior written consent of Agent, not to be unreasonably withheld cause its shares to be listed and admitted to trading on the New York Stock Exchange or a successor stock exchange and (z) maintain its existence as a Maryland corporation.

     (k)  Change in Portfolio Loan to Value Financial Covenant.  Section 5.8(B)
          ----------------------------------------------------
of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

          B. Portfolio Loan to Value. As of the end of each fiscal quarter and any other Calculation Date, Borrower shall provide evidence to Agent that the ratio of Total Adjusted Outstanding Indebtedness to Capitalization Value does not exceed sixty percent (60%).

     (l)  Change in Restriction on Fixed Rate Debt.
          ----------------------------------------

          (I) The first sentence of Section 5.8(E) is hereby deleted in its entirety and the following is inserted in lieu thereof: "Borrower covenants and agrees that not less than seventy percent (70%) of Total Adjusted Committed Indebtedness (other than the Loan, with respect to which only the principal outstanding on the date of calculation shall be included) shall (x) accrue interest at a fixed rate of interest and (y) have an initial term of not less than five (5) years."

          (II) The references in Section 5.8(E) to "$60 million" are hereby amended to refer to "$70 million."

     (m)  Change in Restriction on Payout Ratio. Section 5.8(F) of the Credit
          -------------------------------------
Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:

          F. Payout Ratio. Distributions shall not exceed ninety five percent (95%) of Funds from Operation with respect to the Borrower and the Guarantor on a consolidated basis.

     (n)  Additional Covenants Regarding Business Operations.
          --------------------------------------------------

          (I) The following is hereby inserted at the end of Section 5.9(D) of the Credit Agreement:

               Each Borrower further covenants and agrees to continue to operate the business of such entity in substantially the same fashion as currently in effect, including, without limitation, acquiring Real Estate Assets of the same quality as the Real Estate Assets currently owned by such Borrower and operating and maintaining such Real Estate Assets in substantially the same manner and with the same standard of care and quality as is currently employed by such Borrower.

          (II) The following Section 5.9(E) is hereby inserted after Section 5.9(D) of the Credit Agreement

                (E) Within thirty (30) days of any entity becoming a Subsidiary of either Borrower, Borrower shall deliver to Agent each of the following in form and substance satisfactory to the Agent: (a) a Guaranty executed by such Subsidiary, pursuant to which the Subsidiary guaranties the full and prompt payment and performance of all of the obligations of Borrower under the Loan and (b) the items listed in Sections 2.B.1(C) through (H) with respect to such Subsidiary; provided, however, if such Subsidiary is expressly prohibited from becoming a guarantor of the Loan pursuant to a written agreement with a third party financial institution making a loan to such Subsidiary (the "Third Party Loan"), then, such Subsidiary shall not be required to enter into a Guaranty of the Loan until such time as the Third Party Loan has been repaid in full or the documents evidencing such Third Party Loan no longer contain such a restriction.

     (o)  Additional Defaults Relating to Existence of Guarantor.  The following
          ------------------------------------------------------
is hereby inserted at the end of Section 6.1(M) prior to the semicolon:

     or Guarantor shall amend its articles of incorporation without the prior written consent of Agent (except as may be expressly required by law or regulation) or Guarantor shall fail to (x) maintain its existence as a qualified REIT within the meaning of the Internal Revenue Code, (y) except with the prior written consent of Agent, not to be unreasonably withheld cause its shares to be listed and admitted to trading on the New York Stock Exchange or a successor stock exchange at any time or (z) maintain its existence as a Maryland corporation

     (p)  Remedies of Lenders.   Section 6.2 of the Credit Agreement is hereby
          -------------------
deleted in its entirety, and the following is inserted in lieu thereof:

          6.2  Rights and Remedies.  Upon the occurrence of an Event of Default,
               -------------------
     unless such Event of Default is subsequently waived in writing by Agent on behalf of Lenders, Agent, acting on behalf of the Lenders, shall be entitled to exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

               A. Agent may, on behalf of the Lenders, make one (1) or more further Advances, without liability on the part of the Lenders to make any subsequent Advances.

               B. Agent may, on behalf of Lenders, suspend the obligation of the Lenders to make Advances under this Agreement, without notice to Borrower.

               C. Subject to the provisions of Sections 2.A.9 and 2.A.10, Agent may, on behalf of Lenders, terminate the obligation of the Lenders to make Advances under this Agreement, and declare the entire unpaid principal balance of the Advances made under this Agreement and all Reimbursement Obligations to be immediately due and payable, together with accrued and unpaid interest on such Advances, without notice to or demand on Borrower.

               D. Agent may terminate its obligation to issue, extend or renew Letters of Credit.

               E. Agent may, on behalf of Lenders, exercise any or all remedies specified herein and/or in the other Loan Documents, and/or any other remedies available at law, in equity or under statute.

               F. Agent, on behalf of Lenders, may cure the Event of Default on behalf of Borrower.

               G. Borrower hereby irrevocably authorizes Lenders, subject to the provisions of the Intercreditor Agreement, to set off any sum due to or incurred by Lenders against all deposits and credits of Borrower with, and any and all claims of Borrower against, Lenders. Such right shall exist whether or not Agent on behalf of Lenders, shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Agent. Agent agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, Agent shall notify Borrower of the exercise of such setoff right; provided, however, that the failure of Agent to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on Lenders to all rights of banker's lien, setoff and counterclaim available pursuant to law.

     In addition, upon the occurrence of any event described in Section 6.1(F) hereof which will not become an Event of Default prior to the expiration of some period of time, Agent may, on behalf of Lenders, the obligations of Lenders to fund Advances hereunder immediately upon the occurrence of said event.

     (q)  Expenses of Syndication.  Borrower hereby agrees that in addition to
          -----------------------
the fees and costs payable by Borrower pursuant to the provisions of the Credit

Agreement, as amended hereby, Borrower shall pay the expenses directly incurred by Agent in connection with the syndication of the Loan.

3.   Commitment Fee.  On the date hereof, Borrower shall pay to Agent in
     --------------
Immediately Available Funds the Arrangement Fee and the Commitment Fee, as more particularly described in the Fee Letter.

4.   Conditions Precedent.  The following are conditions precedent to Lenders
     --------------------
obligations under this Amendment:

     (a) Agent has received and approved a certification from each Borrower regarding any changes in the organizational documents of Borrower and Guarantor, together with copies of any such amendments or modifications, a resolution for each Borrower and Guarantor authorizing this transaction, certificates of good standing relating to each Borrower and Guarantor in the jurisdiction of formation and an opinion of counsel for each Borrower and Guarantor satisfactory to Agent, dated as of the date of this Amendment, and relating to such matters with respect to this Amendment and the transaction contemplated hereby as Agent may reasonably request;

     (b) Agent has received executed originals of this Amendment, substitute Notes in the increased Loan amount, a First Amendment to Guaranty executed by Guarantor, Sworn Statement and Agreement concerning Guarantees, Contingent Liabilities and Financial Statements executed by each Borrower and Guarantor a Compliance Certificate in the form of Exhibit B-1 attached to the Credit Agreement (Request for Advance) and any and all other documents and agreements which are required by this Amendment or by any other Loan Document, each in form and content acceptable to Agent; and

     (c) Reimbursement to Agent by Borrower of their respective costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, title costs, recording fees (but not recording or transfer taxes), attorneys' fees, appraisal, engineers' and inspection fees and documentation costs and charges, whether such services are furnished by employees or agents of Agent or Lenders or by independent contractors.

5.   Representations and Warranties.  Borrower hereby represents and warrants
     ------------------------------
that no default, Event of Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Amendment) and that all representations and warranties herein, in the Credit Agreement and in the other Loan Documents are true and correct, which representations and warranties shall survive execution of this Amendment.

6.   Ratification of Loan Documents.  Except as expressly provided herein,
     ------------------------------
nothing in this Amendment shall alter or affect any provision, condition, or covenant contained in the Credit Agreement, the Note or in any other Loan Document or affect or impair any rights, powers, or remedies of Agent or Lenders, it being the intent of the parties hereto that the provisions of the Credit Agreement, the Note and the other

Loan Documents shall continue in full force and effect except as expressly modified hereby. All of the terms and conditions of the Loan Documents are hereby ratified and confirmed for all purposes and in all respects. Each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

7.   No Novation of Note.  Neither this Amendment nor anything contained herein
     -------------------
shall be construed as a substitution or novation of the Borrower's indebtedness to the Lenders, which shall remain in full force and effect, as hereby confirmed, modified, supplemented, substituted and restated.

8.   Miscellaneous.  The headings used in this Amendment are for convenience
     -------------
only and shall be disregarded in interpreting the substantive provisions of this Amendment. Time is of the essence of each term of the Loan Documents, including this Amendment. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Amendment and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

9.   Integration; Interpretation.  The Loan Documents, including this Amendment,
     ---------------------------
contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by all parties.

10.  Execution in Counterpart.  This Amendment, and other Loan Documents which
     ------------------------
expressly so provide, may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.



                        [Signatures on following pages]

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

WITNESS/ATTEST:           SAUL HOLDINGS LIMITED
                          PARTNERSHIP, a Maryland limited
                          partnership

                          By: Saul Centers, Inc., a Maryland corporation, its sole general partner

----------------------         By:
                                   --------------------------------------
                                   Name:
                                        ---------------------------------
                                   Its:
                                        ---------------------------------

WITNESS/ATTEST:           SAUL SUBSIDIARY II LIMITED
                          PARTNERSHIP, a Maryland limited
                          partnership

                          By:  Saul Centers, Inc., a Maryland
                               corporation, its sole general partner

----------------------         By:
                                   --------------------------------------
                                   Name:
                                        ---------------------------------
                                   Its:
                                        ---------------------------------

                              [SIGNATURE PAGE TO
                FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]


                                U.S. BANK NATIONAL ASSOCIATION, Agent


                                By:
                                   --------------------------------------
                                   Name:
                                        ---------------------------------
                                   Its:
                                        ---------------------------------